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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     ------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        RETURN ON INVESTMENT CORPORATION
       ------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Delaware                                       22-3038309
------------------------------------------               --------------------
 (State of incorporation or organization)                 (I.R.S. employer
                                                          identification no.)

         1825 Barrett Lakes Boulevard
         Suite 260
         Kennesaw, Georgia
         Phone:  (770) 317-4750                                  30144
-------------------------------------------              ---------------------
  (Address of principal executive offices)                     (zip code)


         If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. / /

         If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. / /


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                      None.

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

         TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                  EACH CLASS IS TO BE REGISTERED
         -------------------                  ------------------------------

         Common Stock, $.01 par value         Nasdaq OTC Bulletin Board

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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The Registrant incorporates by reference herein the description of the Registrant's Common Stock, $.01 par value per share, appearing under the caption, "Description of Capital Stock," in the Prospectus contained in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-72308), as such section may be amended until the time such Registration Statement is declared effective. The Company's Certificate of Incorporation and Bylaws and the Registration Rights Agreement relating to certain shares of the Registrant's Common Stock are incorporated by reference to the exhibits of the same numbers contained in the Registrant's Annual Report on Form 10-KSB for the year ended June 30, 2001.

Item 2.  EXHIBITS

         The following exhibits are filed as part of the Registration Statement.

         2(a)     Registration Statement on Form SB-2 (Registration No.
                  333-72308).

         2(b)     Certificate of Incorporation, as amended.(1)

         2(c)     Bylaws, as amended.(1)

         2(d) Form of Registration Rights Agreement by and among the Registrant and the holders of common stock acquired in the private placement of August 10, 2000.(1)





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   (1)   Incorporated herein by reference to the exhibit of the same number in the Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      RETURN ON INVESTMENT CORPORATION


Dated:  October 26, 2001                 By: /s/ Charles Pecchio, Jr.
                                             -----------------------------------
                                             Charles Pecchio, Jr.,
                                             President


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